EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

Name                                                     Place of Incorporation
----                                                     ----------------------

National Abatement Corp.                                        Delaware

NAC Environmental Services Corp.                                Delaware

NAC/Indoor Air Professionals, Inc.                              New York


All subsidiaries conduct business only under their respective corporate names.

All subsidiaries are 100% owned unless otherwise indicated.